Exhibit 10.1

LIFELOCK, INC.

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is made and entered into as of                         201     between LifeLock, Inc., a Delaware corporation (the “Company”), and                         (“Indemnitee”).

RECITALS

WHEREAS, the board of directors of the Company (the “Board”) has adopted bylaws (the “Bylaws”) providing for the indemnification of and the advancement of expenses to the officers and directors of the Company to the maximum extent authorized by Section 145 of the General Corporation Law of the State of Delaware, as amended (“DGCL”), subject, in the case of the advancement of expenses, to the provision of an undertaking to repay if it is ultimately determined that such person is not entitled to indemnification;

WHEREAS, the Company’s certificate of incorporation, as amended or amended and restated from time to time (the “Charter”), provides that the liability of directors of the Company is eliminated to the maximum extent permitted by Section 102(b)(7) of the DGCL;

WHEREAS, the Bylaws, the Charter, and the DGCL, by their nonexclusive nature, permit agreements between the Company and the officers or directors of the Company with respect to indemnification of such officers or directors;

WHEREAS, in accordance with the authorization provided by the DGCL and the Bylaws, the Company may purchase and maintain a policy or policies of directors’ and officers’ liability insurance, covering certain liabilities that may be incurred by its officers or directors in the performance of their obligations to the Company;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s directors, officers, employees, agents and fiduciaries, the significant and continual increases in the cost of such insurance, and the general trend of insurance companies to reduce the scope of coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance provide increasing challenges for the Company;

WHEREAS, Indemnitee does not regard the protection currently provided by applicable law, the Company’s Charter and Bylaws and available insurance as adequate under the present circumstances, and Indemnitee may not be willing to serve or continue to serve, as applicable, in such capacity without additional protection;

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, except as may be specifically provided herein, this Agreement replaces any previous indemnification agreement between the Company and Indemnitee (any such agreement, a “Prior Agreement”);

WHEREAS, in connection with the Company’s proposed initial public offering, the Company and Indemnitee have determined and agreed to amend and restate any Prior Agreement in its entirety as provided in this Agreement; provided however, that the protections afforded to: (i) the Fund Indemnitors (as defined herein) in any Prior Agreement, including without limitation, as set forth in Section B of the “Additional Indemnity” section of any Prior Agreement, and (ii) Indemnitee, as set forth in Section 13(g) of any Prior Agreement, definition of “Proceeding”, specifically, the following language in the fifth and sixth line of such definition: “by reason of the fact that Indemnitee invested in the Company, Indemnitee facilitated or managed any investment in the Company….”, shall continue to remain in full force and effect and shall apply to any Proceeding arising from any act, error or omission occurring prior to the consummation of the Company’s initial public offering;

WHEREAS, the Company desires’ that Indemnitee agree to serve or continue to serve, as applicable, as a director and/or officer, as applicable, of the Company; and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in agreeing to serve or continuing to serve, as applicable, as a director and/or officer, as applicable, of the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee hereby agree to amend and restate any Prior Agreement as follows:

1. Service of Indemnitee. In consideration of the Company’s covenants and obligations hereunder, Indemnitee agrees to serve or continue to serve, as applicable, as a director and/or officer, as applicable, of the Company. This Agreement shall not, however, impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond the period required by law or any other agreements or commitments of the parties, if any.

2. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the maximum extent permitted by applicable law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Company. Subject to Section 11, Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(a) if Indemnitee is, or is threatened to be made, a party to or participant (as a deponent, witness or otherwise) in any Proceeding (as hereinafter defined), or any claim, issue or matter involved in any Proceeding, other than any Proceeding, or any claim, issue or matter involved in any Proceeding, by or in the right of the Company. Pursuant to this Section 2(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined) and Liabilities (as hereinafter defined) incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, or such claim, issue or matter, unless it has been finally adjudicated by a court of competent jurisdiction, evidenced by a final non-appealable order, that Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Proceedings by or in the Right of the Company. Subject to Section 11, Indemnitee shall be entitled to the rights of indemnification provided in this Section 2(b) if Indemnitee is, or is threatened to be made, a party to or participant (as a deponent, witness or otherwise) in any Proceeding, or any claim, issue or matter involved in any Proceeding, brought by or in the right of the Company. Pursuant to this Section 2(b), Indemnitee shall be indemnified against all Expenses incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, or such claim, issue or matter, unless it has been finally adjudicated by a court of competent jurisdiction, evidenced by a final non-appealable order, that Indemnitee failed to act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

(c) Indemnification for Expenses upon Final Adjudication. If indemnification is sought under this Section 2 and it has been finally adjudicated by a court of competent jurisdiction, evidenced by a final non-appealable order, that Indemnitee is liable to the Company with respect to any Proceeding, or any claim, issue or matter involved in any Proceeding, by or in the right of the Company to procure a judgment in its favor, Indemnitee shall not be entitled to be indemnified against Expenses with respect to such Proceeding, or such claim, issue or matter, unless the Court of Chancery of the State of Delaware or the court in which such Proceeding, or claim, issue or matter involved in such Proceeding, was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances in the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses which the Court of Chancery or such other court shall deem proper.

(d) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding and in addition to any other provision of this Agreement, to the extent that Indemnitee is a party to, and is successful on the merits or otherwise in, any Proceeding, or any claim, issue or matter involved in any Proceeding, Indemnitee shall be indemnified to the maximum extent permitted by law against all Expenses incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding, or such claim, issue or matter. That is, if Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred or paid by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter.

3. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 2, the Company shall and hereby does agree to indemnify and hold harmless Indemnitee against all Expenses and Liabilities incurred or paid by Indemnitee or on Indemnitee’s behalf to the maximum extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or participant (as a deponent, witness or otherwise) in any Proceeding (including a Proceeding by or in the right of the Company), or any claim, issue or matter involved in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Section 3 shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally adjudicated by a court of competent jurisdiction, evidenced by a final non-appealable order, to be unlawful under applicable law.

4. Waiver of Right of Contribution. The Company hereby waives, to the maximum extent permitted by applicable law, any right of contribution that it may have against Indemnitee with respect to any Proceeding, or any claim, issue or matter involved in any Proceeding, in which the Company and Indemnitee are jointly liable.

5. Indemnification for Expenses of a Witness or in Response to a Subpoena. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee or any Fund Indemnitor, if applicable, is a participant (as a deponent, witness or otherwise) in any Proceeding or is made (or asked to) respond to discovery requests in any Proceeding involving the Company, its officers, directors, stockholders or creditors to which Indemnitee or the Fund Indemnitor, if applicable and as the case may be, is not a party, Indemnitee or the Fund Indemnitor, if applicable and as the case may be, shall be indemnified against all Expenses and Liabilities paid or incurred by Indemnitee or the Fund Indemnitor, if applicable and as the case may be, in connection therewith and in the manner set forth in Section 2(a). If applicable, the Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms hereof.

6. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred or paid by or on behalf of Indemnitee in connection with any Proceeding, or any claim, issue or matter involved in any Proceeding, within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances (which may include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, prior to the final disposition of such Proceeding or such claim, issue or matter. Such statement or statements shall reasonably evidence the Expenses incurred or paid by Indemnitee and, to the extent required by the DGCL, shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free and made without regard to Indemnitee’s financial ability to repay such Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

7. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are at least as favorable as may be permitted under the law and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding anything herein to the contrary, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee under this Agreement or otherwise unless, and only to the extent that, such failure or delay actually and materially prejudices the interests of the Company. Notwithstanding anything in this Agreement to the contrary, no determination (if required hereunder or by applicable law) as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of any Proceeding, or any claim, issue or matter involved in any Proceeding.

(b) The Company acknowledges that a settlement or other disposition short of final judgment of any Proceeding, or any claim, issue or matter involved in any Proceeding, may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any Proceeding, or any claim, issue or matter involved in any Proceeding, for which indemnification is sought under Section 2 is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement or compromise of such Proceeding, or such claim, issue or matter, with or without payment of money or other consideration), it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding, or such claim, issue or matter. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence.

(c) The termination of any Proceeding, or any claim, issue or matter involved in any Proceeding, by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Proceeding, or such claim, issue or matter.

(d) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

8. Remedies of Indemnitee.

(a) In the event Indemnitee submits a written request for indemnification pursuant to Section 7(a) or a request for advancements under Section 6, and the Company fails to make such indemnification or advancements within thirty (30) days after receipt thereof, Indemnitee may petition the Court of Chancery of the State of Delaware to enforce the Company’s obligations under this Agreement.

(b) In any judicial proceeding brought under Section 8(a), the Company shall have the burden of proving, by clear and convincing evidence, that Indemnitee is not entitled to indemnification or advancements hereunder.

(c) In the event that Indemnitee, pursuant to this Section 8, seeks a judicial adjudication of Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Company shall pay on Indemnitee’s behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 15 of this Agreement) incurred or paid by Indemnitee in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery. The Company shall, within thirty (30) days after receipt by the Company of a written request therefor from Indemnitee in compliance with Section 6, advance such Expenses to Indemnitee pursuant to comparable procedures as those set forth in Section 6 with respect to advancement of Expenses therein.

(d) Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company, to represent Indemnitee in any Proceeding, or any claim, issue or matter involved in any Proceeding, which may give rise to a right to indemnification or advancements hereunder; provided, however that (i) such counsel is reasonably acceptable to the Company, (ii) such counsel shall, at the Company’s request, represent other person’s similarly situated (except where Indemnitee reasonably concludes that Indemnitee may have separate defenses or counterclaims to assert with respect to any issue which are inconsistent with the position of such other persons in such Proceeding, or such claim, issue or matter), and (iii) such counsel may, with the prior consent of the Company, represent other persons similarly situated. The Company may participate in any Proceeding, or any claim, issue or matter involved in any Proceeding, at its own expense.

(e) Indemnitee shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), consent to the entry of any judgment against Indemnitee or consent to or enter into any settlement or compromise with respect to any Proceeding, or any claim, issue or matter involved in any Proceeding, with respect to which the Company may have indemnification or advancements obligations to Indemnitee hereunder. The Company shall have no obligation to indemnify Indemnitee under this Agreement with respect to any Proceeding, or any claim, issue or matter involved in any Proceeding, for which a judgment, settlement or compromise is consented to or entered into by Indemnitee without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed).

(f) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 8 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

9. Non-Exclusivity; Survival of Rights; Insurance; Subrogation; Primacy of Indemnification.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by Indemnitee prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Charter, the Bylaws and this Agreement, Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Company shall, to the maximum extent reasonably available, cover Indemnitee under any commercially reasonable insurance policy generally secured for the directors and officers of the Company. At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonably necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies. In the event of a Change in Control, the Company shall take all lawful action to cause any and all insurance policies generally secured for the directors and officers of the Company and maintained by the Company prior to the effective time of such Change in Control to be maintained in effect with respect to Indemnitee for at least six (6) years after the effective time of such Change in Control.

(c) Subject to Section 10 below, in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise, subject to any subrogation rights set forth in Section 10.

10. Primacy of Company’s Indemnification Obligations. If Indemnitee is affiliated with a venture capital fund, the Company acknowledges that Indemnitee has certain rights to indemnification and advancement of expenses provided by the fund named on the signature page hereto and certain affiliates thereof (collectively, the “Fund Indemnitors”). The Company agrees that, as between the Company and the Fund Indemnitors, the Company is the indemnitor of first resort and primarily responsible for amounts required to be indemnified or advanced under the Charter or Bylaws or this Agreement (or any other agreement between the Company and Indemnitee) without regard to any rights Indemnitee may have against the Fund Indemnitors, and any obligation of the Fund Indemnitors to provide indemnification or advancement for the same amounts is secondary to those Company obligations. To the extent not in contravention of any insurance policy or policies providing liability or other insurance for the Company or any director, trustee, general partner, managing member, manager, officer, employee, agent or fiduciary of the Company or any other Enterprise, the Company irrevocably waives, relinquishes and releases any right of contribution or subrogation or any other recovery of any kind against the Fund Indemnitors with respect to the liabilities for which the Company is primarily responsible under this Section 10. In the event of any payment by the Fund Indemnitors of amounts otherwise required to be indemnified or advanced by the Company under the Charter or Bylaws or this Agreement, the Fund Indemnitors shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee for indemnification or advancement of expenses under the Charter or Bylaws or this Agreement or, to the extent such subrogation is unavailable and contribution is found to be the applicable remedy, shall have a right of contribution with respect to the amounts paid. The Fund Indemnitors are express third-party beneficiaries of the terms of this Section 10.

11.Exception to Right of Indemnification. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding, or any claim, issue or matter involved in any Proceeding:

(a) brought by Indemnitee, including any Proceeding, or any claim, issue or matter involved in any Proceeding, initiated by Indemnitee against the Company or its directors, officers, employees, agents or other indemnitees, or any claim therein, unless (i) the bringing of such Proceeding or such claim, issue or matter shall have been approved by the Board, (ii) such Proceeding is being brought by Indemnitee to assert, interpret or enforce Indemnitee’s rights under this Agreement, or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law. For the avoidance of doubt, Indemnitee shall not be deemed, for purposes of this subsection, to have initiated or brought any claim by reason of (a) having asserted any affirmative defenses in connection with a claim not initiated by Indemnitee or (b) having made any mandatory counterclaim in connection with any claim not initiated by Indemnitee;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of federal, state or local statutory law or common law, if Indemnitee is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Indemnitee is held liable therefor (including pursuant to any settlement arrangements); or

(d) if prohibited by applicable law as determined by a final adjudication by a court of competent jurisdiction, evidenced by a final non-appealable order.

12.Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director and/or officer, as applicable, of the Company or any other Enterprise at the Company’s request and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding or any claim, issue or matter involved in any Proceeding (or any judicial adjudication commenced under Section 8 hereof), whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors, administrators, and personal and legal representatives. In furtherance, but not in limitation of the foregoing, the Company shall, to the maximum extent permitted by law, cause any successor to the Company by purchase, merger, consolidation, or otherwise to all or substantially all or substantially all of the business or assets of the Company to expressly assume, and agree to perform, by written agreement, all of the Company’s obligations hereunder. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or any other Enterprise at the Company’s request.

13.Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee. In the event of a potential Change in Control, the Company shall, upon the vote of a majority of the Board prior to any Change in Control and upon the written request of Indemnitee delivered to the Company, together with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine the Expenses and/or Liabilities reasonably anticipated by Indemnitee at the time of such request to be payable pursuant to this Agreement, create a trust for the benefit of Indemnitee (the “Trust”), and the Company shall deliver to the Trust cash proceeds sufficient to satisfy such Expenses and/or Liabilities.

14.Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company; provided, however, that this Agreement is a supplement to and in furtherance of the Charter and Bylaws and applicable law.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

15.Definitions. For purposes of this Agreement:

(a) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities;

(ii) Change in Board Composition. During any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new directors (other than a director nominated or designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 15(a)(i), 15(a)(iii) or 15(a)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity;

(iv) Liquidation. The approval by the stockholders of the Company of a dissolution of the Company or an agreement for the sale, lease, exchange, transfer or other disposition by the Company of all or substantially all of the Company’s assets, in each case, in one or a series of related transactions; and

(v) Other Events. Any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended, whether or not the Company is then subject to such reporting requirement.

For purposes of this Section 15(a), the following terms shall have the following meanings:

(1) “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended; provided, however, that “Person” shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(2) “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended; provided, however, that “Beneficial Owner” shall exclude any Person otherwise becoming a Beneficial Owner by reason of (i) the stockholders of the Company approving a merger or consolidation of the Company with or into another entity or (ii) the Board approving a sale of securities by the Company to such Person.

(b) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee under this Agreement.

(c) “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary.

(d) “Expenses” shall include all reasonable fees, costs and expenses, including, without limitation, reasonable attorneys’ fees, retainers, court costs, transcript costs, fees, costs, expenses and disbursements of experts, expert witnesses and professional advisors, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding or any claim, issue or matter therein, giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f) “Liabilities” includes liabilities, judgments, penalties, fines, interest, assessments, charges and amounts paid in settlement.

(g) “Proceeding” includes any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism or process, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, including, without limitation, any appeal, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative, arbitrative or investigative, or formal or informal, in which Indemnitee was, is or will be involved as a party or a participant (as a deponent, witness or otherwise), by reason of the fact that Indemnitee is or was a director or officer of the Company, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of any Enterprise; in each case whether or not Indemnitee is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement; and excluding one initiated by an Indemnitee pursuant to Section 8 of this Agreement to enforce Indemnitee’s rights under this Agreement.

16. Severability. If any provision or provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, void, illegal or otherwise unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the maximum extent permitted by law; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the maximum extent permitted by applicable laws.

17. Modification and Waiver . No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

18. Survival of Certain Provisions in any Prior Agreement. Notwithstanding anything to the contrary in this Agreement, the protections afforded to: (a) the Fund Indemnitors in any Prior Agreement, including without limitation, as set forth in Section B of the “Additional Indemnity” section of any Prior Agreement, and (b) Indemnitee, as set forth in Section 13(g) of any Prior Agreement, definition of “Proceeding”, specifically, the following language in the fifth and sixth line of such definition: “by reason of the fact that Indemnitee invested in the Company, Indemnitee facilitated or managed any investment in the Company….”, shall continue to remain in full force and effect and shall apply to any Proceeding arising from any act, error or omission occurring prior to the consummation of the Company’s initial public offering. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms hereof.

19. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancements covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless, and only to the extent that, such failure or delay actually and materially prejudices the Company.

20. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee, to the address set forth below Indemnitee’s signature hereto.

If to the Company, to:

(b)	Lifelock, Inc.

60 E. Rio Salado Parkway

Suite 400

Tempe, Arizona 85281

Attn: Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

21. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature or .pdf and in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

22. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

23. Governing Law and Consent to Jurisdiction. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without application of the conflict of laws principles thereof. Any reference made in this Agreement to a judicial determination, decision or action of the Court of Chancery of the State of Delaware or another court of competent jurisdiction shall mean a final, non-appealable order. To the maximum extent permitted by applicable law, the Company and Indemnitee hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, Corporation Service Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

24. Gender. Use of the masculine pronoun shall be deemed to include usage of the feminine and gender-neutral pronoun where appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:

LIFELOCK, INC.

By:

INDEMNITEE:

Name:

Address:

Name of Fund, if Applicable

SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT